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                                                                    EXHIBIT 23.6


                                   CONSENT OF
                           THOMAS WEISEL PARTNERS LLC


We hereby consent to (i) the inclusion of our opinion letter, dated September 21, 2001, to the Board of Directors of Imatron Inc. (the "Company") as Annex B to the Proxy Statement/Prospectus of the Company and General Electric Company relating to the merger between the Company and General Electric Company and (ii) all references to Thomas Weisel Partners LLC in the sections captioned "THE MERGER - Background of the Merger" and "THE MERGER - Opinion of Thomas Weisel Partners LLC", of the Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                        THOMAS WEISEL PARTNERS LLC

                                        By:  /s/ Robert W. Kitts
                                           -------------------------------
                                        Name:    Robert W. Kitts
                                             -----------------------------
                                        Title:   Partner & Head of Mergers
                                                 and Acquisitions

                                        New York, New York
                                        October 30, 2001